The information in this pricing supplement is not complete and may be changed. This pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PRICING SUPPLEMENT
Subject to Completion, dated March 11, 2026
Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-283969
(To Product Supplement MLN-WF-1 dated February 26, 2025
and Prospectus dated February 26, 2025)

The Toronto-Dominion Bank Senior Debt Securities, Series H Equity Linked Securities

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of NVIDIA Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due March 15, 2029

■     Linked to the lowest performing of the common stock of Broadcom Inc., the common stock of NVIDIA Corporation and American depositary shares of Taiwan Semiconductor Manufacturing Company  Limited (each referred to as an “Underlying Stock”)
■        Unlike ordinary debt securities, the securities do not pay interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount, will depend, in each case, on the performance of the lowest performing Underlying Stock on the call date or the final calculation day, as applicable. The lowest performing Underlying Stock on the call date or the final calculation day is the Underlying Stock with the lowest underlying stock return on that day, calculated for each Underlying Stock as the percentage change from its starting price to its stock closing price on that day
■         Automatic Call. If the stock closing price of the lowest performing Underlying Stock on the call date occurring approximately one year after issuance is greater than or equal to its call threshold price, the securities will be automatically called for the face amount plus a call premium of at least 36.20% (to be determined on the pricing date) of the face amount. The call threshold price for each Underlying Stock is equal to 80% of its starting price
■     Maturity Payment Amount. If the securities are not automatically called, you will receive a maturity payment amount that could be greater than, equal to or less than the face amount depending on the ending price of the lowest performing Underlying Stock on the final calculation day as follows:
■     If the ending price of the lowest performing Underlying Stock on the final calculation day is greater than its starting price, you will receive the face amount plus a positive return equal to 300.00% of the percentage increase in the price of that Underlying Stock on the final calculation day from its starting price
■     If the ending price of the lowest performing Underlying Stock on the final calculation day is less than or equal to its starting price, but greater than or equal to 50% of its starting price (the “downside threshold price”), you will receive the face amount
■     If the ending price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price, you will have full downside exposure to the decrease in the price of that Underlying Stock from its starting price and you will lose more than 50%, and possibly all, of the face amount of your securities
■         Investors may lose a significant portion or all of the face amount
■     If the securities are automatically called, the positive return on the securities will be limited to the call premium, and you will not participate in any appreciation of any Underlying Stock, which may be significant. If the securities are automatically called, you will no longer have the opportunity to participate in any appreciation of any Underlying Stock at the upside participation rate
■      Your return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on the call date or the final calculation day, as applicable. You will not benefit in any way from the performance of a better performing Underlying Stock. Therefore, you will be adversely affected if any Underlying Stock performs poorly, even if another Underlying Stock performs favorably
■      All payments on the securities are subject to the credit risk of The Toronto-Dominion Bank (the “Bank”)
■      No periodic interest payments or dividends
■      No exchange listing; designed to be held to maturity

The estimated value of the securities at the time the terms of your securities are set on the pricing date is expected to be between $880.00 and $895.00 per security, as discussed further under “Selected Risk Considerations— Risks Relating To The Estimated Value Of The Securities And Any Secondary Market” beginning on page P-10 and “Estimated Value of the Securities” herein. The estimated value is expected to be less than the original offering price of the securities.
The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page P-9 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement and on page 1 of the accompanying prospectus.
The securities are senior unsecured debt obligations of the Bank, and, accordingly, all payments are subject to credit risk. The securities are not insured by the Canada Deposit Insurance Corporation pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other governmental agency of Canada, the United States or any other jurisdiction.
Neither the U.S. Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement and prospectus. Any representation to the contrary is a criminal offense.
	Original Offering Price	Agent Discount(1)	Proceeds to The Toronto-Dominion Bank
Per Security	$1,000.00	$25.75	$974.25
Total
(1)
The Agents may receive a commission of up to $25.75 (2.575%) per security and may use a portion of that commission to allow selling concessions to other dealers in connection with the distribution of the securities, or will offer the securities directly to investors. The Agents may resell the securities to other securities dealers at the original offering price less a concession not in excess of $20.00 (2.00%) per security. Such securities dealers may include Wells Fargo Advisors (“WFA”, the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of Wells Fargo Securities, LLC (“Wells Fargo Securities”). The other dealers may forgo, in their sole discretion, some or all of their selling concessions. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 (0.075%) per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA. The Bank will reimburse TD Securities (USA) LLC (“TDS”) for certain expenses in connection with its role in the offer and sale of the securities, and the Bank will pay TDS a fee in connection with its role in the offer and sale of the securities. In respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. See “Terms of the Securities—Agents” herein and “Supplemental Plan of Distribution (Conflicts of Interest) –Selling Restrictions” in the accompanying product supplement.

TD Securities (USA) LLC	Wells Fargo Securities

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of NVIDIA Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due March 15, 2029

Terms of the Securities

Issuer:	The Toronto-Dominion Bank (the “Bank”).
Market Measures:
The common stock of Broadcom Inc., the common stock of NVIDIA Corporation and American depositary shares of Taiwan Semiconductor Manufacturing Company Limited (each referred to as an “Underlying Stock,” and collectively as the “Underlying Stocks”). We refer to the issuer of each Underlying Stock as an “Underlying Stock Issuer” and collectively as the “Underlying Stock Issuers.”

Pricing Date*:	March 12, 2026.
Issue Date*:	March 17, 2026.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Automatic Call:
If the stock closing price of the lowest performing Underlying Stock on the call date is greater than or equal to its call threshold price, the securities will be automatically called and, on the call settlement date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus the call premium.
If the securities are automatically called, the positive return on the securities will be limited to the call premium, and you will not participate in any appreciation of any Underlying Stock, which may be significant. If the securities are automatically called, you will no longer have the opportunity to participate in any appreciation of any Underlying Stock at the upside participation rate.
If the securities are automatically called, they will cease to be outstanding on the call settlement date and you will have no further rights under the securities after the call settlement date. You will not receive any notice from us if the securities are automatically called.

Call Date*:	March 17, 2027, subject to postponement as described below under “—Market Disruption Events and Postponement Provisions” below
Call Premium:	At least 36.20% of the face amount, or at least $362.00 per $1,000 face amount of the securities (to be determined on the pricing date)
Call Settlement Date:	Three business days after the call date (as the call date may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable)
Final Calculation Day*:	March 12, 2029, subject to postponement as described below under “—Market Disruption Events and Postponement Provisions” below
Stated Maturity Date*:	March 15, 2029, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Maturity Payment Amount:
If the securities are not automatically called, then on the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:
•    if the ending price of the lowest performing Underlying Stock on the final calculation day is greater than its starting price:
$1,000 + ($1,000 × underlying stock return of the lowest performing Underlying Stock on the final calculation day × upside participation rate);
•    if the ending price of the lowest performing Underlying Stock on the final calculation day is less than or equal to its starting price, but greater than or equal to its downside threshold price:
$1,000; or
•    if the ending price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price:
$1,000 + ($1,000 × underlying stock return of the lowest performing Underlying Stock on the final calculation day)
If the securities are not automatically called and the ending price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price, you will have full downside exposure to the decrease in the price of the lowest performing Underlying Stock on the final calculation day from its starting price and will lose more than 50%, and possibly all, of the face amount of your securities at maturity.

Upside Participation Rate:	300.00%

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of NVIDIA Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due March 15, 2029

Lowest Performing Underlying Stock:	For the call date or the final calculation day, as applicable, the “lowest performing Underlying Stock” will be the Underlying Stock with the lowest underlying stock return on that day.
Underlying Stock Return:
The “underlying stock return” is the percentage change of an Underlying Stock from its starting price to its stock closing price on the call date or on the final calculation day, as applicable, measured as follows:

Stock Closing Price:
With respect to each Underlying Stock, stock closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement.

Starting Price:
With respect to the common stock of Broadcom Inc.: $  , its stock closing price on the pricing date.
With respect to the common stock of NVIDIA Corporation: $  , its stock closing price on the pricing date.
With respect to the American depositary shares of Taiwan Semiconductor Manufacturing Company Limited: $  , its stock closing price on the pricing date.

Ending Price:	The “ending price” of an Underlying Stock will be its stock closing price on the final calculation day.
Call Threshold Price:
With respect to the common stock of Broadcom Inc.: $  , which is equal to 80% of its starting price.
With respect to the common stock of NVIDIA Corporation: $  , which is equal to 80% of its starting price.
With respect to the American depositary shares of Taiwan Semiconductor Manufacturing Company Limited: $  , which is equal to 80% of its starting price.

Downside Threshold Price:
With respect to the common stock of Broadcom Inc.: $  , which is equal to 50% of its starting price.
With respect to the common stock of NVIDIA Corporation: $  , which is equal to 50% of its starting price.
With respect to the American depositary shares of Taiwan Semiconductor Manufacturing Company Limited: $  , which is equal to 50% of its starting price.

Market Disruption Events and Postponement Provisions:
The call date and the final calculation day are subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the call settlement date or stated maturity date will be postponed if the call date or the final calculation day, respectively, is postponed and will be adjusted for non-business days.
For more information regarding adjustments to the call date, the final calculation day, the call settlement date and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, the call date and the final calculation day is a “calculation day,” and the call settlement date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	The Bank
U.S. Tax Treatment:
By purchasing the securities, you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to treat the securities, for U.S. federal income tax purposes, as prepaid derivative contracts with respect to the Underlying Stocks. Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat the securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” herein and in the product supplement.

Canadian Tax Treatment:
Please see the discussion herein under “Canadian Taxation”, which applies to the securities. We will not pay any additional amounts as a result of any withholding required by reason of the rules governing hybrid mismatch arrangements contained in section 18.4 of the Canadian Tax Act (as defined under “Canadian Taxation” herein).

Agents:
TD Securities (USA) LLC and Wells Fargo Securities, LLC.
The Agents may receive a commission of up to $25.75 (2.575%) per security and may use a portion of that commission to allow selling concessions to other dealers in connection with the distribution of the securities, or will offer the securities directly to investors. The Agents may resell the securities to other securities dealers

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of NVIDIA Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due March 15, 2029

at the original offering price less a concession not in excess of $20.00 (2.00%) per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 (0.075%) per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA.
In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. We or one of our affiliates will also pay a fee to iCapital Markets LLC, who is acting as a dealer in connection with the distribution of the securities.
The price at which you purchase the securities includes costs that the Bank, the Agents or their respective affiliates expect to incur and profits that the Bank, the Agents or their respective affiliates expect to realize in connection with hedging activities related to the securities, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the securities. As a result, you may experience an immediate and substantial decline in the market value of your securities on the pricing date. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Agent Discount, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect Secondary Market Prices” in this pricing supplement.

Listing:	The securities will not be listed or displayed on any securities exchange or electronic communications network
Canadian Bail-in:	The securities are not bail-inable debt securities under the CDIC Act
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	89115LLK2 / US89115LLK25
*To the extent that we make any change to the expected pricing date or expected issue date, the call date, the final calculation day and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of NVIDIA Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due March 15, 2029

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with product supplement MLN-WF-1 dated February 26, 2025 and the prospectus dated February 26, 2025 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement or prospectus. In the event of any conflict, the following hierarchy will govern: first, this pricing supplement; second, the product supplement; and last, the prospectus. The securities may vary from the terms described in the accompanying product supplement and prospectus in several important ways. You should read this pricing supplement, including the documents incorporated herein, carefully.
You may access the product supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):
•	Product Supplement MLN-WF-1 dated February 26, 2025:
http://www.sec.gov/Archives/edgar/data/947263/000114036125006130/ef20044457_424b3.htm
•	Prospectus dated February 26, 2025:
http://www.sec.gov/Archives/edgar/data/947263/000119312525036639/d931193d424b5.htm
Our Central Index Key, or CIK, on the SEC website is 0000947263. As used in this pricing supplement, the “Bank,” “we,” “us,” or “our” refers to The Toronto-Dominion Bank and its subsidiaries.
We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of NVIDIA Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due March 15, 2029

Estimated Value of the Securities
The final terms for the securities will be determined on the date the securities are initially priced for sale to the public, which we refer to as the pricing date, as indicated under “Terms of the Securities” herein, based on prevailing market conditions on the pricing date, and will be communicated to investors in the final pricing supplement.
The economic terms of the securities are based on our internal funding rate (which is our internal borrowing rate based on variables such as market benchmarks and our appetite for borrowing), and several factors, including any sales commissions expected to be paid to TDS or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, estimated costs which we may incur in connection with the securities and an estimate of the difference between the amounts we pay to an affiliate of Wells Fargo Securities and the amounts that an affiliate of Wells Fargo Securities pays to us in connection with hedging your securities as described further under “Terms of the Securities—Agents” herein and “Risk Factors—Risks Relating To Hedging Activities And Conflicts Of Interest” in the accompanying product supplement. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected to have an adverse effect on the economic terms of the securities.
On the cover page of this pricing supplement, we have provided the estimated value range for the securities. The estimated value range was determined by reference to our internal pricing models which take into account a number of variables and are based on a number of assumptions, which may or may not materialize, typically including volatility, interest rates (forecasted, current and historical rates), price-sensitivity analysis, time to maturity of the securities and our internal funding rate. For more information about the estimated value, see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market” herein. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected, assuming all other economic terms are held constant, to increase the estimated value of the securities. For more information see the discussion under “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Estimated Value Of Your Securities Is Based On Our Internal Funding Rate.”
Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which the Agents may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, the Agents or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.
Assuming that all relevant factors remain constant after the pricing date, the price at which the Agents may initially buy or sell the securities in the secondary market, if any, may exceed our estimated value on the pricing date for a temporary period expected to be approximately three months after the issue date because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities which we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the issue date of the securities based on changes in market conditions and other factors that cannot be predicted.
We urge you to read the “Selected Risk Considerations” in this pricing supplement.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of NVIDIA Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due March 15, 2029

Investor Considerations
The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:
■
seek the potential for a fixed return equal to the call premium if the stock closing price of the lowest performing Underlying Stock on the call date is equal to or greater than its call threshold price;

■
seek 300.00% leveraged exposure to the upside performance of the lowest performing Underlying Stock on the final calculation day if the securities are not automatically called and the ending price of the lowest performing Underlying Stock on the final calculation day is greater than its starting price;

■
understand that if the ending price of the lowest performing Underlying Stock on the final calculation day has declined by more than 50% from its starting price, they will be fully exposed to the decline in that Underlying Stock from its starting price and will lose more than 50%, and possibly all, of the face amount at stated maturity;

■	understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be as short as approximately one year;
■
understand that the return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on the call date or the final calculation day, as applicable, and that they will not benefit in any way from the performance of a better performing Underlying Stock;

■	understand that the securities are riskier than alternative investments linked to only one of the Underlying Stocks or linked to a basket composed of each Underlying Stock;
■	understand and are willing to accept the full downside risks of each Underlying Stock;
■	are willing to forgo interest payments on the securities and dividends on any Underlying Stock; and
■	are willing to hold the securities until maturity or automatic call.
The securities may not be an appropriate investment for investors who:
■	seek a liquid investment or are unable or unwilling to hold the securities to maturity or automatic call;
■
are unwilling to accept the risk that the stock closing price of the lowest performing Underlying Stock on the call date may be less than its call threshold price and that the ending price of the lowest performing Underlying Stock on the final calculation day may decline to less than its downside threshold price;

■	require full payment of the face amount of the securities at stated maturity;
■	seek a security with a fixed term;
■
are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

■	seek current income over the term of the securities;
■
seek exposure to a basket composed of each Underlying Stock or a similar investment in which the overall return is based on a blend of the performances of the Underlying Stocks, rather than solely on the lowest performing Underlying Stock;

■	are unwilling to accept the risk of exposure to the Underlying Stocks;
■	seek exposure to the Underlying Stocks but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities;
■	are unwilling to accept the credit risk of the Bank; or
■	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Underlying Stocks, please see the section titled “Information Regarding The Market Measures” below.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of NVIDIA Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due March 15, 2029

Determining Timing and Amount of Payment on the Securities
Whether the securities are automatically called on the call date for the call premium will each be determined based on the stock closing price of the lowest performing Underlying Stock on the call date as follows:
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the call date. The lowest performing Underlying Stock on the call date is the Underlying Stock with the lowest underlying stock return on the call date, calculated for each Underlying Stock as the percentage change from its starting price to its closing price on the call date.
Step 2: Determine whether the securities are automatically called for the call premium based on the closing value of the lowest performing Underlying Stock on the call date, as follows:
If the securities have not been automatically called then, at maturity, you will receive a cash payment per security (the maturity payment amount) calculated as follows:
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day. The lowest performing Underlying Stock on the final calculation day is the Underlying Stock with the lowest underlying stock return on the final calculation day, calculated for each Underlying Stock as the percentage change from its starting price to its ending price.
Step 2: Calculate the maturity payment amount based on the ending price of the lowest performing Underlying Stock on the final calculation day, as follows:

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of NVIDIA Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due March 15, 2029

Selected Risk Considerations
The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.
Risks Relating To The Securities Generally
If The Securities Are Not Automatically Called And The Ending Price Of The Lowest Performing Underlying Stock On The Final Calculation Day Is Less Than Its Downside Threshold Price, You Will Lose More Than 50% And Possibly All Of The Face Amount Of Your Securities At Stated Maturity.
We will not repay you a fixed amount on the securities at stated maturity. If the stock closing price of the lowest performing Underlying Stock on the call date is less than its call threshold price, the securities will not be automatically called, and you will receive a maturity payment amount that may be more or less than the face amount of your securities, depending on the ending price of the lowest performing Underlying Stock on the final calculation day (i.e., the stock closing price of the lowest performing Underlying Stock on the final calculation day).
If the ending price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price, the maturity payment amount will be less than the face amount and you will have full downside exposure to the decrease in the price of the lowest performing Underlying Stock on the final calculation day from its starting price. The downside threshold price for each Underlying Stock is 50% of its starting price. For example, if the securities are not automatically called and the lowest performing Underlying Stock on the final calculation day has declined by 50.1% from its starting price to its ending price, you will not receive any benefit of the contingent downside protection feature and you will lose 50.1% of the face amount. As a result, you will not receive any protection if the stock closing price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price and you will lose some, and possibly all, of the face amount at maturity. This is the case even if the price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its starting price or its downside threshold price at certain times during the term of the securities.
If the securities are not automatically called, even if the ending price of the lowest performing Underlying Stock on the final calculation day is greater than its starting price, the maturity payment amount may only be slightly greater than the face amount and your return on the securities may be less than the return you would earn if you bought a traditional interest-bearing debt security of the Bank or another issuer with a similar credit rating with the same stated maturity date.
If The Securities Are Automatically Called, Your Return Will Be Limited to the Call Premium.
If the securities are automatically called, the return on the securities is limited to the call premium, regardless of the performance of the lowest performing Underlying Stock on the call date. The lowest performing Underlying Stock on the call date may appreciate by significantly more than the percentage represented by the call premium from the pricing date through the call date, in which case an investment in the securities will underperform a hypothetical alternative investment providing a 1-to-1 return based on the performance of the lowest performing Underlying Stock on the call date. If the securities are automatically called, you will no longer have the opportunity to participate in any appreciation of any Underlying Stock at the upside participation rate.
The Securities Are Subject To The Full Risks Of Each Underlying Stock And Will Be Negatively Affected If Any Underlying Stock Performs Poorly, Even If Another Underlying Stock Performs Favorably.
You are subject to the full risks of each Underlying Stock. If any Underlying Stock performs poorly, you will be negatively affected, even if another Underlying Stock performs favorably. The securities are not linked to a basket composed of the Underlying Stocks, where the better performance of an Underlying Stock could offset the poor performance of another. Instead, you are subject to the full risks of whichever Underlying Stock is the lowest performing Underlying Stock on the call date and, if the securities are not automatically called, the final calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Underlying Stocks or linked to a basket composed of each Underlying Stock. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Underlying Stock.
Your Return On The Securities Will Depend Solely On The Performance Of The Underlying Stock That Is The Lowest Performing Underlying Stock On The Call Date And, If The Securities Are Not Automatically Called, the Final Calculation Day, And You Will Not Benefit In Any Way From The Performance Of A Better Performing Underlying Stock.
Your return on the securities will depend solely on the performance of the Underlying Stocks that is the lowest performing Underlying Stock on the call date and, if the securities are not automatically called, the final calculation day. Although it is necessary for each Underlying Stock to close at or above its call threshold price on the call date in order for the securities to be automatically called for the call premium, at or above its downside threshold price in order for you to receive the face amount of your securities at maturity or above its starting price in order for you to receive any positive return at maturity, you will not benefit in any way from the performance of a better performing Underlying Stock. The securities may underperform an alternative investment linked to a basket composed of the Underlying Stocks, since in such case the performance of a better performing Underlying Stock would be blended with the performance of the lowest performing Underlying Stock on the call date, resulting in a better return than the return of the lowest performing Underlying Stock on the call date alone.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of NVIDIA Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due March 15, 2029

No Periodic Interest Will Be Paid On The Securities.
No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities. You should review the section of this pricing supplement entitled “Material U.S. Federal Income Tax Consequences.”

You Will Be Subject To Risks Resulting From The Relationship Among The Underlying Stocks.
It is preferable from your perspective for the Underlying Stocks to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underlying Stocks will not exhibit this relationship. The less correlated the Underlying Stocks, the more likely it is that any one of the Underlying Stocks will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underlying Stocks to perform poorly; the performance of a better performing Underlying Stock is not relevant to your return on the securities. It is impossible to predict what the relationship among the Underlying Stocks will be over the term of the securities. To the extent the Underlying Stocks operate in different industries or sectors of the market, such industries and sectors may not perform similarly over the term of the securities.
You Will Be Subject To Reinvestment Risk.
If your securities are automatically called, the term of the securities may be reduced to as short as approximately one year There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.
The Call Settlement Date Or The Stated Maturity Date May Be Postponed If The Call Date Or The Final Calculation Day Is Postponed.
The call date and the final calculation day, and therefore the call settlement date and/or the maturity date, is subject to postponement in the case of a market disruption event or a non-trading day as described herein and in the accompanying product supplement.
Risks Relating To An Investment In The Bank’s Debt Securities, Including The Securities
Investors Are Subject To The Bank’s Credit Risk, And The Bank’s Credit Ratings And Credit Spreads May Adversely Affect The Market Value Of The Securities.
Although the return on the securities will be based on the performance of the lowest performing Underlying Stock on the call date or the final calculation day, as applicable, the payment of any amount due on the securities is subject to the Bank’s credit risk. The securities are the Bank’s senior unsecured debt obligations. Investors are dependent on the Bank’s ability to pay all amounts due on the securities on the call settlement date or stated maturity date, as applicable,  and, therefore, investors are subject to the credit risk of the Bank and to changes in the market’s view of the Bank’s creditworthiness. Any decrease in the Bank’s credit ratings or increase in the credit spreads charged by the market for taking the Bank’s credit risk is likely to adversely affect the market value of the securities. If the Bank becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the securities.
Risks Relating To The Estimated Value Of The Securities And Any Secondary Market
The Estimated Value Of Your Securities Is Expected To Be Less Than The Original Offering Price Of Your Securities.
The estimated value of your securities on the pricing date is expected to be less than the original offering price of your securities. The difference between the original offering price of your securities and the estimated value of the securities reflects costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or a loss.
The Estimated Value Of Your Securities Is Based On Our Internal Funding Rate.
The estimated value of your securities on the pricing date is determined by reference to our internal funding rate. The internal funding rate used in the determination of the estimated value of the securities generally represents a discount from the credit spreads for our conventional, fixed-rate debt securities and the borrowing rate we would pay for our conventional, fixed-rate debt securities. This discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional, fixed-rate debt, as well as estimated financing costs of any hedge positions, taking into account regulatory and internal requirements. If the interest rate implied by the credit spreads for our conventional, fixed-rate debt securities, or the borrowing rate we would pay for our conventional, fixed-rate debt securities were to be used, we would expect the economic terms of the securities to be more favorable to you. Additionally, assuming all other economic terms are held constant, the use of an internal funding rate for the securities is expected to increase the estimated value of the securities at any time.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of NVIDIA Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due March 15, 2029

The Estimated Value Of The Securities Is Based On Our Internal Pricing Models, Which May Prove To Be Inaccurate And May Be Different From The Pricing Models Of Other Financial Institutions.
The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables, such as our internal funding rate on the pricing date, and are based on a number of subjective assumptions, which are not evaluated or verified on an independent basis and may or may not materialize. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of the securities in the secondary market. As a result, the secondary market price of your securities may be materially less than the estimated value of the securities determined by reference to our internal pricing models. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.
The Estimated Value Of Your Securities Is Not A Prediction Of The Prices At Which You May Sell Your Securities In The Secondary Market, If Any, And Such Secondary Market Prices, If Any, Will Likely Be Less Than The Original Offering Price Of Your Securities And May Be Less Than The Estimated Value Of Your Securities.
The estimated value of the securities is not a prediction of the prices at which the Agents, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time, if any, may be based on pricing models that differ from our pricing models and will be influenced by many factors that cannot be predicted, such as market conditions and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market and do not take into account our various costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities, secondary market prices of your securities will likely be less than the original offering price of your securities. As a result, the price at which the Agents, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be less than the price you paid for your securities, and any sale prior to the stated maturity date could result in a substantial loss to you.
The Temporary Price At Which We May Initially Buy The Securities In The Secondary Market May Not Be Indicative Of Future Prices Of Your Securities.
Assuming that all relevant factors remain constant after the pricing date, the price at which the Agents may initially buy or sell the securities in the secondary market (if the Agents make a market in the securities, which they are not obligated to do) may exceed the estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the pricing date of the securities, as discussed further under “Estimated Value of the Securities”. The price at which the Agents may initially buy or sell the securities in the secondary market may not be indicative of future prices of your securities.
The Agent Discount, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect Secondary Market Prices.
Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the securities will likely be less than the original offering price. The original offering price includes, and any price quoted to you is likely to exclude, the underwriting discount paid in connection with the initial distribution, offering expenses as well as the cost of hedging our obligations under the securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction. In addition, because an affiliate of Wells Fargo Securities is to conduct hedging activities for us in connection with the securities, that affiliate may profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the dealer receives for the sale of the securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the dealer to sell the securities to you in addition to the compensation they would receive for the sale of the securities.
There May Not Be An Active Trading Market For The Securities — Sales In The Secondary Market May Result In Significant Losses.
There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or electronic communications network. The Agents and their respective affiliates may make a market for the securities; however, they are not required to do so. The Agents and their respective affiliates may stop any market-making activities at any time. Even if a secondary market for the securities develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your securities in any secondary market could be substantial.
If you sell your securities before the stated maturity date, you may have to do so at a substantial discount from the face amount irrespective of the price of the Underlying Stocks, and as a result, you may suffer substantial losses.
If The Price Of Any Underlying Stocks Change, The Market Value Of Your Securities May Not Change In The Same Manner.
Your securities may trade quite differently from the performance of any of the Underlying Stocks. Changes in the price of any Underlying Stocks generally or the lowest performing Underlying Stock specifically may not result in a comparable change in the market value of your securities. Even if the price of each Underlying Stock increases above its starting price during the term of the securities, the market value of your securities may not increase by the same amount and could decline.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of NVIDIA Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due March 15, 2029

Risks Relating To The Underlying Stocks
Any Payments On The Securities And Whether The Securities Are Automatically Called Will Depend Upon The Performance Of The Underlying Stocks And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.
●
Investing In The Securities Is Not The Same As Investing In The Underlying Stocks. Investing in the securities is not equivalent to investing in any of the Underlying Stocks. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the Underlying Stocks for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on any Underlying Stock. As a holder of the securities, you will not have any voting rights or any other rights that holders of the Underlying Stocks would have.

●	Historical Prices Of The Underlying Stocks Should Not Be Taken As An Indication Of The Future Performance Of The Underlying Stocks During The Term Of The Securities.
●	The Securities May Become Linked To The Common Stock Of A Company Other Than An Original Underlying Stock Issuer.
●	We, The Agents And Our Respective Affiliates Cannot Control Actions By An Underlying Stock Issuer.
●	We, The Agents And Our Respective Affiliates Have No Affiliation With Any Underlying Stock Issuer And Have Not Independently Verified Their Public Disclosure Of Information.
●	You Have Limited Anti-Dilution Protection.
There are risks associated with emerging market companies.
Taiwan Semiconductor Manufacturing Company Limited is organized in an emerging market country. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.
The securities are subject to exchange rate risk.
Because American depositary shares are denominated in U.S. dollars but represent non-U.S. equity securities that are denominated in a non-U.S. currency, changes in currency exchange rates may negatively impact the value of the American depositary shares. The value of the non-U.S. currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, exposure to exchange rate risk may adversely affect the market value of, and return on, the securities.
There are important differences between the American depositary shares and the ordinary shares of a non-U.S. company.
The securities are linked to the American depositary shares of a non-U.S. company. There are important differences between the rights of holders of an American depositary share and the non-U.S. stock such American depositary share represents. The American depositary shares are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. company and holders of the American depositary shares, which may be different from the rights of holders of the non-U.S. stock. For example, a company may make distributions in respect of the non-U.S. stock that are not passed on to the holders of its American depositary shares. Any such differences between the rights of holders of the American depositary shares and the rights of holders of the ordinary shares of the non-U.S. company may be significant and may materially and adversely affect the value of the American depositary shares and, as a result, the value of your securities.
The trading patterns of the American depositary shares will generally reflect the characteristics and valuations of the non-U.S. stock; however, the value of the American depositary shares may not completely track the value of those shares. Trading volume and pricing on the applicable non-U.S. exchange may, but will not necessarily, have similar characteristics as the American depositary shares. For example, certain factors may increase or decrease the public float of the American depositary shares and, as a result, the American depositary shares may have less liquidity or lower market value than the non-U.S. stock.
Holders of the underlying company’s American depositary shares may surrender the American depositary shares in order to receive and trade the non-U.S. stock. This provision permits investors in the American depositary shares to take advantage of price differentials between markets. However, this provision may also cause the market prices of the American depositary shares to more closely correspond with the values of the common shares in the applicable non-U.S. markets. As a result, a market outside of the U.S. for the non-U.S. stock that is not liquid may also result in an illiquid market for the American depositary shares.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of NVIDIA Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due March 15, 2029

The Underlying Stocks Are Concentrated In One Sector.
All of the Underlying Stocks are issued by companies in the information technology sector. As a result, the performance of the Underlying Stocks and the value of the securities are concentrated in one sector. Although an investment in the securities will not give holders any ownership or other direct interests in the Underlying Stocks, the return on an investment in the securities will be subject to certain risks associated with a direct equity investment in companies in the information technology sector. Accordingly, by investing in the securities, you will not benefit from the diversification which could result from an investment linked to companies that operate in multiple sectors.
Risks Relating To Hedging Activities And Conflicts Of Interest
●	Trading And Business Activities By The Bank Or Its Affiliates May Adversely Affect The Market Value Of, And Any Amount Payable On, The Securities.
●	There Are Potential Conflicts Of Interest Between You And The Calculation Agent.
Risks Relating To Canadian And U.S. Federal Income Taxation
The Tax Consequences Of An Investment In The Securities Are Unclear.
Significant aspects of the U.S. federal income tax treatment of the securities are uncertain. You should read carefully the section entitled “Material U.S. Federal Income Tax Consequences” herein and in the product supplement. You should consult your tax advisors as to the tax consequences of your investment in the securities.
For a discussion of the Canadian federal income tax consequences of investing in the securities, please see the discussion herein under “Canadian Taxation” and the further discussion above under “Terms of the Securities”. If you are not a Non-resident Holder (as that term is defined under “Canadian Taxation” herein) for Canadian federal income tax purposes or if you acquire the securities in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the securities and receiving the payments that might be due under the securities.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of NVIDIA Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due March 15, 2029

Hypothetical Examples and Returns
The payout profile, return table and examples below illustrate hypothetical payments upon an automatic call or at stated maturity for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting price, call threshold price or downside threshold price for any Underlying Stock. The hypothetical starting price of $100.00 for each Underlying Stock has been chosen for illustrative purposes only and does not represent the actual starting price of any Underlying Stock. The actual call premium, starting price, call threshold price and downside threshold price for each Underlying Stock will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Underlying Stocks, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at stated maturity or upon automatic call and the resulting pre-tax total rate of return will depend on the actual terms of the securities.

Hypothetical Call Premium:	36.20% or $362.00 per security (based on the minimum possible call premium specified herein)
Upside Participation Rate:	300.00%
Hypothetical Starting Price:	For each Underlying Stock, $100.00
Hypothetical Call Threshold Price:	For each Underlying Stock, $80.00 (80% of its hypothetical starting price)
Hypothetical Downside Threshold Price:	For each Underlying Stock, $50.00 (50% of its hypothetical starting price)

Hypothetical Payoff Profile
300% upside participation rate
Call date (Call premium 36.20%)
50% contingent downside protection
Security Return
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
-60%
-70%
-80%
-90%
-100%
-100% -90% -80% -70% -60% -50% -40% -30% -20% -10% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100%
Underlying Stock Return of Lowest Performing Underlying Stock
Hypothetical Underlying Stock Return of Lowest Performing Underlying Stock
Hypothetical Security Return at Maturity
Call Date

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of NVIDIA Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due March 15, 2029

Hypothetical Returns
If the securities are automatically called:
If the securities are automatically called prior to stated maturity, you will receive the face amount of your securities plus the call premium, resulting in a hypothetical pre-tax total rate of return of 36.20%.
If the securities are not automatically called:
Hypothetical ending price of the lowest performing Underlying Stock on the final calculation day	Hypothetical underlying stock return of the lowest performing Underlying Stock on the final calculation day(1)	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(2)
$150.00	50.00%	$2,500.00	150.00%
$140.00	40.00%	$2,200.00	120.00%
$130.00	30.00%	$1,900.00	90.00%
$120.00	20.00%	$1,600.00	60.00%
$110.00	10.00%	$1,300.00	30.00%
$105.00	5.00%	$1,150.00	15.00%
$100.00	0.00%	$1,000.00	0.00%
$90.00	-10.00%	$1,000.00	0.00%
$80.00	-20.00%	$1,000.00	0.00%
$70.00	-30.00%	$1,000.00	0.00%
$60.00	-40.00%	$1,000.00	0.00%
$50.00	-50.00%	$1,000.00	0.00%
$49.00	-51.00%	$490.00	-51.00%
$40.00	-60.00%	$400.00	-60.00%
$30.00	-70.00%	$300.00	-70.00%
$20.00	-80.00%	$200.00	-80.00%
$10.00	-90.00%	$100.00	-90.00%
$0.00	-100.00%	$0.00	-100.00%
(1)
The underlying stock return of the lowest performing Underlying Stock on the final calculation day is equal to the percentage change of the lowest performing Underlying Stock on the final calculation day from its starting price to its ending price (i.e., the ending price of the lowest performing Underlying Stock on the final calculation day minus its starting price, divided by its starting price).

(2)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the face amount of $1,000.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of NVIDIA Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due March 15, 2029

Hypothetical Examples Of Payment Upon An Automatic Call Or At Stated Maturity
Example 1. The stock closing price of the lowest performing Underlying Stock on the call date is greater than its call threshold price, and the securities are automatically called on the call date:
	The common stock of Broadcom Inc.	The common stock of NVIDIA Corporation	The American depositary shares of Taiwan Semiconductor Manufacturing Company Limited
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical call threshold price:	$80.00	$80.00	$80.00
Hypothetical stock closing price on call date:	$165.00	$155.00	$160.00
Hypothetical underlying stock return (ending price – starting price)/starting price	65.00%	55.00%	60.00%
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the call date.
In this example, the common stock of NVIDIA Corporation has the lowest underlying stock return and is, therefore, the lowest performing Underlying Stock on the call date.
Step 2: Determine whether the securities will be automatically called on the call date.
Because the hypothetical stock closing price of the lowest performing Underlying Stock on the call date is greater than its hypothetical call threshold price, the securities are automatically called on the call date and you will receive on the call settlement date the face amount of your securities plus the call premium of 36.20% of the face amount. Even though the lowest performing Underlying Stock on the call date appreciated by 55.00% from its starting price to its stock closing price on the call date in this example, your return is limited to the call premium of 36.00%.
On the call settlement date, you would receive $1,362.00 per security.
Example 2. The securities are not automatically called. The ending price of the lowest performing Underlying Stock on the final calculation day is greater than its starting price and the maturity payment amount is greater than the face amount:
	The common stock of Broadcom Inc.	The common stock of NVIDIA Corporation	The American depositary shares of Taiwan Semiconductor Manufacturing Company Limited
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical stock closing price on the call date:	$125.00	$100.00	$75.00
Hypothetical call threshold price:	$80.00	$80.00	$80.00
Hypothetical ending price:	$110.00	$115.00	$120.00
Hypothetical downside threshold price:	$50.00	$50.00	$50.00
Hypothetical underlying stock return (ending price – starting price)/starting price	10.00%	15.00%	20.00%
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.
In this example, the common stock of Broadcom Inc. has the lowest underlying stock return and is, therefore, the lowest performing Underlying Stock on the final calculation day.
Step 2: Determine the maturity payment amount based on the underlying stock return of the lowest performing Underlying Stock on the final calculation day.
Because the hypothetical stock closing price of the lowest performing Underlying Stock on the call date is less than its hypothetical call threshold price, the securities are not automatically called. Because the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is greater than its hypothetical starting price, the maturity payment amount per security would be equal to:
$1,000 + ($1,000 × underlying stock return of the lowest performing Underlying Stock on the final calculation day × upside participation rate)
= $1,000 + ($1,000 × 10.00% × 300.00%)
= $1,300.00
On the stated maturity date, you would receive $1,300.00 per security.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of NVIDIA Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due March 15, 2029

Example 3. The securities are not automatically called. The ending price of the lowest performing Underlying Stock on the final calculation day is less than its starting price but greater than or equal to its downside threshold price and the maturity payment amount is equal to the face amount:
	The common stock of Broadcom Inc.	The common stock of NVIDIA Corporation	The American depositary shares of Taiwan Semiconductor Manufacturing Company Limited
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical stock closing price on the call date:	$70.00	$80.00	$75.00
Hypothetical call threshold price:	$80.00	$80.00	$80.00
Hypothetical ending price:	$95.00	$110.00	$120.00
Hypothetical downside threshold price:	$50.00	$50.00	$50.00
Hypothetical underlying stock return (ending price – starting price)/starting price	-5.00%	10.00%	20.00%
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.
In this example, the common stock of Broadcom Inc. has the lowest underlying stock return and is, therefore, the lowest performing Underlying Stock on the final calculation day.
Step 2: Determine the maturity payment amount based on the underlying stock return of the lowest performing Underlying Stock on the final calculation day.
Because the hypothetical stock closing price of the lowest performing Underlying Stock on the call date is less than its hypothetical call threshold price, the securities are not automatically called. Because the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is less than its hypothetical starting price but is greater than its hypothetical downside threshold price, you would receive the face amount of your securities at stated maturity.
On the stated maturity date, you would receive $1,000.00 per security.
Example 4. The securities are not automatically called. The ending price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price and the maturity payment amount is less than the face amount:
	The common stock of Broadcom Inc.	The common stock of NVIDIA Corporation	The American depositary shares of Taiwan Semiconductor Manufacturing Company Limited
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical stock closing price on the call date:	$70.00	$80.00	$75.00
Hypothetical call threshold price:	$80.00	$80.00	$80.00
Hypothetical ending price:	$40.00	$110.00	$120.00
Hypothetical downside threshold price:	$50.00	$50.00	$50.00
Hypothetical underlying stock return (ending price – starting price)/starting price	-60.00%	10.00%	20.00%
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.
In this example, the common stock of Broadcom Inc. has the lowest underlying stock return and is, therefore, the lowest performing Underlying Stock on the final calculation day.
Step 2: Determine the maturity payment amount based on the underlying stock return of the lowest performing Underlying Stock on the final calculation day.
Because the hypothetical stock closing price of the lowest performing Underlying Stock on the call date is less than its hypothetical call threshold price, the securities are not automatically called. Because the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is less than its hypothetical starting price by more than 50%, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to:
$1,000 + ($1,000 × underlying stock return of the lowest performing Underlying Stock on the final calculation day)
=$1,000 + ($1,000 × -60.00%)
=$400.00
On the stated maturity date, you would receive $400.00 per security. As this example illustrates, if any Underlying Stock depreciates from its starting price to its ending price by more than 50%, you will incur a loss on the securities at maturity, even if another Underlying Stock has appreciated or has not declined below its downside threshold value.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of NVIDIA Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due March 15, 2029

Information Regarding The Market Measures
Each Underlying Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information regarding each Underlying Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.
The graphs below set forth the information relating to the historical performance of the Underlying Stocks for the periods specified. We obtained the information regarding the historical performance of the Underlying Stocks in the graphs below from Bloomberg Professional® service (“Bloomberg”). The historical prices below may have been adjusted by Bloomberg to reflect any stock splits, reverse stock splits or other corporate transactions. We have not conducted any independent review or due diligence of any publicly available information or historical performance information from Bloomberg with respect to the Underlying Stocks. You are urged to make your own investigation into the Underlying Stocks.

The common stock of Broadcom Inc.
According to publicly available information, Broadcom Inc. (“Broadcom”) is a designer, developer and supplier of semiconductor devices. Information filed by Broadcom with the SEC can be located by reference to its SEC file number: 001-38449, or its CIK Code: 0001730168. Broadcom’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “AVGO”.
Historical Information
We obtained the closing prices of the common stock of Broadcom in the graph below from Bloomberg, without independent verification.
The following graph sets forth daily closing prices of the common stock of Broadcom for the period from January 1, 2021 to March 10, 2026. The closing price on March 10, 2026 was $342.58. The historical performance of the common stock of Broadcom should not be taken as an indication of the future performance of the common stock of Broadcom, and no assurance can be given as to the closing price of the common stock of Broadcom on any day during the term of the securities. We cannot give you any assurance that the performance of the common stock of Broadcom will result in any positive return on your initial investment.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of NVIDIA Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due March 15, 2029

The common stock of NVIDIA Corporation
According to publicly available information, NVIDIA Corporation (“NVIDIA”) is a visual computing company that designs and develops graphics processing units and artificial intelligence. Information filed by NVIDIA with the SEC can be located by reference to its SEC file number: 000-23985, or its CIK Code: 0001045810. NVIDIA’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “NVDA”.
Historical Information
We obtained the closing prices of the common stock of NVIDIA in the graph below from Bloomberg, without independent verification.
The following graph sets forth daily closing prices of the common stock of NVIDIA for the period from January 1, 2021 to March 10, 2026. The closing price on March 10, 2026 was $184.77. The historical performance of the common stock of NVIDIA should not be taken as an indication of the future performance of the common stock of NVIDIA, and no assurance can be given as to the closing price of the common stock of NVIDIA on any day during the term of the securities. We cannot give you any assurance that the performance of the common stock of NVIDIA will result in any positive return on your initial investment.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of NVIDIA Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due March 15, 2029

The American depositary shares of Taiwan Semiconductor Manufacturing Company Limited
According to publicly available information, Taiwan Semiconductor Manufacturing Company Limited (“Taiwan Semiconductor”), a Taiwanese company, is a semiconductor foundry that is engaged in the manufacturing, selling, packaging, testing and computer-aided design of integrated circuits and other semiconductors and the manufacturing of masks. Information filed by Taiwan Semiconductor with the SEC can be located by reference to its SEC file number: 001-14700, or its CIK Code: 0001046179. Taiwan Semiconductor’s American depositary shares are listed on the New York Stock Exchange under the ticker symbol “TSM”.
Historical Information
We obtained the closing prices of the American depositary shares of Taiwan Semiconductor in the graph below from Bloomberg, without independent verification.
The following graph sets forth daily closing prices of the American depositary shares of Taiwan Semiconductor for the period from January 1, 2021 to March 10, 2026. The closing price on March 10, 2026 was $347.09. The historical performance of the American depositary shares of Taiwan Semiconductor should not be taken as an indication of the future performance of the American depositary shares of Taiwan Semiconductor, and no assurance can be given as to the closing price of the American depositary shares of Taiwan Semiconductor on any day during the term of the securities. We cannot give you any assurance that the performance of the American depositary shares of Taiwan Semiconductor will result in any positive return on your initial investment.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of NVIDIA Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due March 15, 2029

Material U.S. Federal Income Tax Consequences

You should carefully review the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, regarding the material U.S. federal income and certain estate tax consequences of owning and disposing of the securities.
Due to the absence of statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. Pursuant to the terms of the securities, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the Underlying Stocks. If the securities are so treated, upon the taxable disposition (including cash settlement) of your securities, you should generally recognize gain or loss equal to the difference between the amount realized on such taxable disposition and your tax basis in the securities. Such gain or loss should be long-term capital gain or loss if you have held your securities for more than one year (otherwise, short-term capital gain or loss). The deductibility of capital losses is subject to limitations.
However, it is possible that the IRS could assert that your holding period in respect of the securities should end on the date on which the amount you are entitled to receive upon maturity or automatic call of the securities is determined, even though you will not receive any amounts from TD in respect of the securities prior to the maturity or automatic call of the securities. In such case, you may be treated as having a holding period in respect of the securities prior to the maturity or automatic call of the securities, and such holding period may be treated as less than one year even if you receive cash upon the maturity or automatic call of the securities at a time that is more than one year after the beginning of your holding period.
Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences – Alternative Treatments” in the accompanying product supplement.
Section 1297. We will not attempt to ascertain whether any Underlying Stock Issuer would be treated as a passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply upon the taxable disposition of a security. You should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult your tax advisors regarding the possible consequences to you if any such entity is or becomes a PFIC.
The U.S. Department of the Treasury and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts”, such as the securities, and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative tax treatments of the securities and potential changes in applicable law.
Non-U.S. Holders. If you are a non-U.S. holder, which is a beneficial owner of the securities that is not a U.S. holder (as defined in the accompanying product supplement), subject to Section 871(m) of the Code and Section 897 of the Code (each as discussed below), and FATCA (as discussed below and in the accompanying product supplement), you should generally not be subject to U.S. federal withholding tax with respect to payments on your securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your securities if you comply with certain certification and identification requirements as to your non-U.S. status including providing us (and/or the applicable withholding agent) a properly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition (including cash settlement) of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.
Section 897. We will not attempt to ascertain whether any Underlying Stock Issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any Underlying Stock Issuer and/or the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the security to U.S. federal income tax on a net basis, and the gross proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and/or the securities as USRPI in light of their individual circumstances, including any other interest they may have in a relevant issuer.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of NVIDIA Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due March 15, 2029

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.
Based on our determination that the securities are not “delta-one” with respect to the Underlying Stocks, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the securities are set. If withholding is required, we or our agents, including WFS, will not make payments of any additional amounts.
Nevertheless, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the Underlying Stocks or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the Underlying Stocks or the securities. If you enter, or have entered, into other transactions in respect of the Underlying Stocks or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.
Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.
FATCA. As discussed in the accompanying product supplement, FATCA generally imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. -source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes. Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules. If you are a non-U.S. holder, you should consult your tax advisor regarding the potential application of FATCA to the securities, including the availability of certain refunds or credits. If withholding is required, we (or our agents, including WFS) will not be required to pay additional amounts with respect to the amounts so withheld.
U.S. Federal Estate Tax Treatment of Non-U.S. Holders. Securities may be subject to U.S. federal estate tax if an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes holds the securities at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the U.S. includes only property situated in the U.S. Individual non-U.S. holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of NVIDIA Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due March 15, 2029

Canadian Taxation
The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations promulgated thereunder (collectively, the “Canadian Tax Act”) generally applicable to a holder who is an individual and who acquires beneficial ownership of a security upon the initial issuance of the security by the Bank pursuant to this offering document or common shares of the Bank or any of its affiliates on a conversion of a security on a bail-in conversion (if applicable), and who, for purposes of the Canadian Tax Act and any applicable income tax treaty, at all relevant times, is not resident and is not deemed to be resident in Canada, and who, for purposes of the Canadian Tax Act, at all relevant times, (i) deals at arm’s length with, and is not affiliated with, the Bank, any affiliate of the Bank, and any Canadian resident (or deemed Canadian resident) to whom the holder assigns or otherwise transfers the security, (ii) is entitled to receive all payments (including any interest, principal and dividends, if applicable) made on the security as beneficial owner, (iii) is not, and deals at arm’s length with each person who is, a “specified shareholder” (within the meaning of subsection 18(5) of the Canadian Tax Act) of the Bank and each affiliate of the Bank, (iv) is not an entity in respect of which the Bank or any affiliate of the Bank is a “specified entity” (as defined in subsection 18.4(1) of the Canadian Tax Act); (iv) holds the security or common shares of the Bank or any of its affiliates as capital property, (vi) does not use or hold and is not deemed to use or hold the security or common shares of the Bank or any of its affiliates in or in the course of carrying on a business in Canada or as part of an adventure or concern in the nature of trade and (vii) is not an insurer carrying on an insurance business in Canada and elsewhere (a “Non-resident Holder”).
This summary assumes that no amount paid or payable to a Non-resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Canadian Tax Act. This summary further assumes that no security or property acquired on settlement of a security will be “taxable Canadian property” to a Non-resident Holder for purposes of the Canadian Tax Act at the time of its disposition or deemed disposition.
This summary is based upon the current provisions of the Canadian Tax Act in force as of the date hereof, all specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and the current administrative policies of the Canada Revenue Agency (“CRA”) published in writing by the CRA prior to the date hereof. This summary is not exhaustive of all possible Canadian federal income tax considerations relevant to an investment in securities and, except for the Tax Proposals, does not take into account or anticipate any changes in law or CRA administrative policies or assessing practices, whether by way of legislative, governmental or judicial decision or action, nor does it take into account or consider any other federal tax considerations or any provincial, territorial or foreign tax considerations, which may differ materially from those discussed herein. While this summary assumes that the Tax Proposals will be enacted in the form proposed, no assurance can be given that this will be the case, and no assurance can be given that judicial, legislative or administrative changes will not modify or change the statements below.
The following is only a general summary of certain Canadian federal non-resident withholding and other tax provisions which may affect a Non-resident Holder of the securities described in this offering document. This summary is not, and is not intended to be, and should not be construed to be, legal or tax advice to any particular Non-resident Holder and no representation with respect to the income tax consequences to any particular Non-resident Holder is made. Persons considering investing in securities should consult their own tax advisors with respect to the tax consequences of acquiring, holding and disposing of securities and any common shares of the Bank or any of its affiliates acquired on a bail-in conversion having regard to their own particular circumstances.
For the purposes of the Canadian Tax Act, all amounts not otherwise expressed in Canadian dollars must be converted into Canadian dollars based on the single day exchange rate as quoted by the Bank of Canada for the applicable day or such other rate of exchange that is acceptable to the Minister of National Revenue (Canada).
Securities
Interest (including amounts on account or in lieu of payment of, or in satisfaction of, interest) paid or credited, or deemed to be paid or credited, on a security to a Non-resident Holder will not be subject to Canadian non-resident withholding tax unless all or any part of such interest is “participating debt interest”. “Participating debt interest” is defined in the Canadian Tax Act generally as interest (other than on a “prescribed obligation” described below) all or any portion of which is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. A “prescribed obligation” for this purpose is an “indexed debt obligation”, as defined in the Canadian Tax Act, in respect of which no amount payable is: (a) contingent or dependent upon the use of, or production from, property in Canada, or (b) computed by reference to: (i) revenue, profit, cash flow, commodity price or any other similar criterion, other than a change in the purchasing power of money, or (ii) dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. An “indexed debt obligation” is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding that is determined by reference to a change in the purchasing power of money.
In the event that a security is redeemed, cancelled, purchased or repurchased by the Bank or any other person resident or deemed to be resident in Canada from a Non-resident Holder or is otherwise assigned or transferred by a Non-resident Holder to the Bank or another person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof, the excess may, in certain circumstances be deemed to be interest and may, together with any interest that has accrued or is deemed to have accrued on the security to that time, be subject to Canadian non-resident withholding tax if all or any part of such interest or deemed interest is participating debt interest; unless, in certain circumstances, the security is not an indexed debt obligation (described above) and was issued for an amount not less than 97% of its principal amount (as defined in the Canadian Tax Act), and the yield from the security,

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of NVIDIA Corporation and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due March 15, 2029

expressed in terms of an annual rate (determined in accordance with the Canadian Tax Act) on the amount for which the security was issued, does not exceed 4/3 of the interest stipulated to be payable on the security, expressed in terms of an annual rate on the outstanding principal amount from time to time.
If applicable, the normal rate of Canadian non-resident withholding tax is 25% but such rate may be reduced under the terms of an applicable income tax treaty.
Generally, there are no other Canadian taxes on income (including taxable capital gains) payable by a Non-resident Holder under the Canadian Tax Act solely as a consequence of the acquisition, ownership or disposition of securities by the Non-resident Holder.
Common Shares Acquired on a Bail-in Conversion
Dividends (including amounts on account or in lieu of payment of, or in satisfaction of, dividends) paid or credited or deemed to be paid or credited to a Non-resident Holder on any common shares of the Bank or common shares of an affiliate of the Bank that is a Canadian resident corporation will be subject to Canadian non-resident withholding tax of 25% but such rate may be reduced under the terms of an applicable income tax treaty.
A Non-resident Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of any common shares of the Bank or common shares of an affiliate of the Bank unless such shares constitute “taxable Canadian property” to the Non-resident Holder for purposes of the Canadian Tax Act at the time of their disposition, and such Non-resident Holder is not entitled to relief pursuant to the provisions of an applicable income tax treaty. Non-resident Holders should consult their own tax advisors with respect to their particular circumstances.